EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the beneficial ownership by the undersigned of shares of capital stock of Discovery Communications, Inc. and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of August 1, 2017.

Advance/Newhouse Programming Partnership

By: *
Michael A. Newhouse
Vice President

Newhouse Broadcasting Corporation

By: *
Michael A. Newhouse
Executive Vice President

Advance Publications, Inc.

By: *
Michael A. Newhouse
Co-President

Newhouse Family Holdings, L.P.

By: Advance Long-Term Management Trust, as General Partner

By: *
Michael A. Newhouse
Trustee

Advance Long-Term Management Trust

By: *
Michael A. Newhouse
Trustee

* The undersigned hereby executes the foregoing Joint Filing Agreement on behalf of each of the above corporations, partnerships and trusts whose signature space is marked with a single asterisk.

/s/ Michael A. Newhouse August 1, 2017
Michael A. Newhouse Date